TERMINATION AND RELEASE AGREEMENT


          THIS TERMINATION AND RELEASE AGREEMENT
("Agreement") is made and entered into as of June 14, 1997, by and between Frederick's of Hollywood, Inc., a Delaware corporation (the "Company"), and George W. Townson, an individual ("Employee"), with reference to the following:

              A.    The parties hereto have heretofore
entered into (i) that certain Employment Agreement, dated as of July 30, 1987 (the "1987 Employment Agreement"), (ii) that certain Amended and Restated Employment Agreement, dated as of August 31, 1989 (the "Restated Employment Agreement"), and (iii) that certain Second Amendment to Employment Agreement, dated as of August 30, 1992, copies of which are attached hereto as Exhibits "A", "B" and "C", respectively, (collectively, the "Employment Agreement").

              B.    Section 8a of the Restated Employment
Agreement ("Section 8a") provides for a lump sum payment to be made to Employee upon the termination by Employee of his employment with the Company upon the occurrence of an Event
(as such term is defined in Section 6 of the Restated
Employment Agreement).

              C.    There exists a dispute between the
Company and Employee as to the amount payable to Employee under Section 8a.

              D. The Company and Employee believe that it is in their respective best interests to resolve this dispute amicably without resort to litigation or other legal proceedings.

          NOW, THEREFORE, for and in consideration of the premises and the mutual promises contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:
              1.    Interpretation of Section 8a.  With
respect to the interpretation of Section 8a, the parties agree as follow: (i) pursuant to Section 4a of the Restated Employment Agreement, the term "Base Compensation" shall mean Two Hundred Fifty Thousand Dollars ($250,000); (ii) the "Bonus," as defined in Section 4b of the Restated Employment Agreement, was Zero Dollars ($0) for the fiscal years of the Company ended on September 3, 1994, September 2, 1995 and August 31, 1996 and is expected to be Zero Dollars ($0) for the fiscal year ending August 30, 1997; and (iii) the applicable multiplier for computing the lump sum payment under Section 8a is three (3) (which is the sum of the initial term of the 1987 Employment Agreement plus one year).

              2.    Payment.

               (a)       In light of Section 1 above, if an
Event shall occur and the employment of Employee with the Company shall terminate as a result thereof on or before August 29, 1998, in full satisfaction of any and all amounts due or payable directly or indirectly for the benefit of Employee under the Employment Agreement, whether now or hereafter due or payable, including, without limitation, all amounts described in Section 8a, the Company shall pay to Employee the aggregate amount of Seven Hundred Fifty Thousand Dollars ($750,000).

               (b)        The amount set forth in Section
2(a) above shall be payable in full by cashier's check at the time of any termination of the employment of Employee with the Company as described in said Section 2(a) above and shall be subject to all applicable, if any, federal, state and local laws, rules and regulations with regard to the withholding of taxes.

              3.    Release.

               (a)       The Company, on the one hand, and
Employee, on the other hand, for themselves and on behalf of (as applicable) their respective officers, directors, shareholders, representatives, agents, attorneys, administrators, executors, heirs, assigns, predecessors and successors in interest, hereby release and forever discharge each other and each of their respective past, present, and future officers, directors, shareholders, agents, repre sentatives, administrators, executors, predecessors in interest, successors in interest and all other persons, firms, entities or corporations with whom any of the former have been, are now, or may hereafter be affiliated (collectively, the "Released Parties"), from all past, present and future claims, demands, obligations, liabilities and causes of action of any nature whatsoever, whether in tort (including, without limitation, acts of active negligence), contract or any other theory of recovery in law or equity, whether for compensatory or punitive damages, equitable relief or otherwise, and whether now known or unknown, suspected or unsuspected, in any way arising out of, relating to, resulting from or connected with the Employment Agreement (collectively, the "Released Matters").

               (b)       Without limiting the generality of
the foregoing, the parties hereto expressly release any and all past, present and future claims in connection with the Released Matters, but which said parties do not know of or suspect to exist in their favor, whether through ignorance, oversight, error, negligence or otherwise, and which, if known, would materially affect their decision to enter into this Agreement, and to this end, they and each of them, therefore, waive all rights under Section 1542 of the Civil
Code of California which states in full as follows:

         "A general release does not extend
          to claims which the creditor does not
          know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

              4.    Indemnification.

               (a)       If, as a result of the payments to
Employee under this Agreement, it shall be determined that any payment by the Company to or for Employee's benefit (whether paid or payable pursuant to the terms of this Agreement or otherwise) (a "Payment"), is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (and any successor provision and any similar provision of state or local income tax law) (collectively, "Section 4999"), or any interest or penalty is incurred by Employee with respect to such excise tax
(such excise tax, together with any such interest or penalty, hereinafter collectively to be referred to as the "Excise Tax"), then Employee shall be entitled to receive from the Company or have paid by the Company to the Internal Revenue Service or other appropriate authority (and any relevant state or local authority) (collectively, "IRS") on his behalf an additional payment or payments (each, a "Gross-Up Payment") in an aggregate amount equal to the sum of (i) the Excise Tax plus (ii) all taxes, penalties and interest (including any excise tax imposed by Section 4999 of the Code) paid or payable by Employee on account of the operation of this Section 4, such that, after payment by Employee of all such other taxes (including any interest or penalty imposed with respect to such taxes) and any Excise Tax imposed upon the Gross-Up Payment, Employee shall be in the same position as he would have been had no Excise Tax been imposed upon the Payment.

               (b)       Employee shall give the Company
written notice of any claim by the IRS that, if successful, would require the payment by the Company of a Gross-Up Payment. Employee shall give such notice, within ten (10) business days after he is informed in writing of such claim, provided that failure by Employee to provide such notice shall not result in a waiver or forfeiture of any of Employee's rights under this Section except to the extent of actual damages suffered by the Company as a result of such failure; provided further that if such failure prevents the contest of such claim no payment shall be required with respect to such claim by the Company under this Section 4. Employee shall not pay such claim prior to the expiration of fifteen (15) days following the date on which Employee gives such notice to the Company. If the Company shall notify Employee in writing prior to the expiration of such fifteen
(15) day period that it desires to contest such claim, Employee shall (i) give the Company any information reasonably requested by the Company relating to such claim,
(ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company, (iii) cooperate in good faith with the Company's contest of such claim, and (iv) permit the Company to control any proceedings to the extent relating to such claim; provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest, penalties and attorneys' fees) incurred in connection with such contest and shall be entitled to any recovery from the IRS resulting from such contest.

               5.        Miscellaneous.

                (a)      Further Assurances.  Each of the
parties hereto shall execute such documents and other papers and perform such further acts as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.

                (b)      Entire Agreement.  This Agreement
constitutes and is intended to constitute the entire agreement of the parties hereto concerning the subject matter hereof. No covenants, agreements, representations or warranties of any kind whatsoever have been made by any party hereto, except as specifically set forth herein. This Agreement expressly supersedes all prior and contemporaneous oral and all prior written discussions and negotiations between the parties hereto with respect to the subject matter hereof.

               (c)       Modification.  This Agreement and
the other agreements expressly referred to herein contain the entire agreement between the parties hereto with respect to the subject matter hereof, and this Agreement may not be amended, modified or terminated except by a written instrument signed by all parties hereto.

               (d)       Successors and Assigns.  The terms
and provisions of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto, their personal representatives, administrators, executors, heirs, successors and assigns.

               (e)       Waiver.  The failure of either
party hereto at any time to enforce performance by the other party of any provision of this Agreement shall in no way affect such party's rights thereafter to enforce the same, nor shall the waiver by either party of any breach of any provision hereof be deemed to be a waiver by such party of any other breach of the same or any other provision hereof.

               (f) Notices. All notices, requests and other communications hereunder shall be in writing and shall be delivered by courier or other means of personal service (including by means of a nationally recognized courier service or professional messenger service), or sent by telex or telecopy or mailed first class, postage prepaid, by certified mail, return receipt requested, in all cases, addressed to:

          The Company:

               Frederick's of Hollywood, Inc.
               6608 Hollywood Boulevard
               Hollywood, California 90028
               Attention:  Chief Executive Officer

          With a copy to:

               Loeb & Loeb LLP
               1000 Wilshire Boulevard, Suite 1800
               Los Angeles, California 90017
               Attention:  Kenneth R. Benbassat, Esq.

          Employee:

               George W. Townson
               15370 Iron Canyon Road
               Santa Clarita, California 91351

          With a copy to:

               Blum, Propper & Hardacre, Inc.
               12100 Wilshire Boulevard, Suite 905
               Los Angeles, California 90025
               Attention: David W. Hardacre, Esq.

               All notices, requests and other
communications shall be deemed given on the date of actual receipt or delivery as evidenced by written receipt, acknowledgement or other evidence of actual receipt or delivery to the address. In case of service by telecopy, a copy of such notice shall be personally delivered or sent by registered or certified mail, in the manner set forth above, within three (3) business days thereafter. Any party hereto may from time to time by notice in writing served as set forth above designate a different address or a different or additional Person to which all such notices or communications thereafter are to be given.

                    (g)       Time of Essence.  Time is
hereby declared to be of the essence of this Agreement and of every part hereof.

                    (h)       Attorneys' Fees.  In the event
of any action, suit or other proceeding concerning the inter pretation, validity, performance or breach of this Agree ment, the prevailing party shall recover all of such party's reasonable attorneys' fees, expenses and costs, not limited to costs of suit, incurred in each and every such action, suit or other proceeding, including any and all appeals or petitions relating thereto.

               (i)  Severance and Enforcement.  All Sec
tions, clauses and covenants contained in this Agreement are severable, and in the event any of them shall be held to be invalid by any court, this Agreement shall be interpreted as if such invalid Sections, clauses or covenants were not contained herein.

                    (j)  Governing Law and Venue.  This
Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and to be performed wholly within such State, and without regard to the conflicts of laws principles thereof. Any suit brought hereon shall be brought in the state or federal courts sitting in Los Angeles, California, the parties hereto hereby waiving any claim or defense that such forum is not convenient or proper. Each party hereby agrees that any such court shall have in personam jurisdic tion over it and consents to service of process in any manner authorized or permitted by California law.

                 (k)     Gender.  Where the context so
requires, the use of the masculine gender shall include the feminine and/or neuter genders and the singular shall include the plural, and vice versa.

                 (l)     Counterparts.  This Agreement may
be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall con stitute one and the same Agreement.

                 (m)     Construction.  The language in all
parts of this Agreement shall in all cases be construed simply, according to its fair meaning, and not strictly for or against any of the parties hereto. Without limitation, there shall be no presumption against any party on the ground that such party was responsible for drafting this Agreement or any part thereof.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                         "Company":

                         Frederick's of Hollywood, Inc.,
                         a Delaware corporation

                         By:    /s/ George W. Townson
                           Its:    President


        "Employee":

                   /s/ George W. Townson
                       George W. Townson

                        EXHIBIT "A"

                    EMPLOYMENT AGREEMENT



Parties: FREDERICK'S OF HOLLYWOOD, INC., a California corporation ("Company"), located at 6608 Hollywood
          Boulevard, Los Angeles, California 90028, and
          GEORGE W. TOWNSON ("Employee").


Date:     Executed as of July 30, 1987 ("Effective Date").



Recitals:

          A. Employee is presently Chairman of the Board of Directors, President and Chief Executive Officer of the
Company. The Company and Employee desire to enter into a long-term employment agreement.




Terms and Provisions:

          1. Employment. Company hereby employs Employee and Employee hereby accepts employment by Company on the terms and conditions hereinafter set forth.

          2. Term of Employment. Subject to the provisions for termination hereof, the term of this Agreement shall commence the date hereof and shall terminate two (2) years from such date (the "Term"); provided, however, that the commencement date of the two (2) year term of this Agreement after the date hereof shall change each year on the first day of the Company's fiscal year to such date unless the Board of Directors of Company (the "Board") takes affirmative action not less than six months before termination not to renew the Agreement.

          3. Employee's Duties. Employee is to be Chairman of the Board of Directors, President, Chief Executive Officer and General Manager of the Company, and his duties shall include those which he has heretofore performed as assigned to him by the Board including, but not limited to supervision over the business and affairs of the Company and its subsidiaries and Employee shall report and be responsible only to the Board, and shall have powers and authority superior to those of any other officer or employees of the Company or any subsidiary thereof.
Employee shall devote his full time and effort thereto, provided, however, that Employee shall not be required to perform functions other than as described above.

           4.         Base Compensation.
               (a) For all services rendered by Employee hereunder on behalf of Company and its subsidiaries and divi sions, both presently existing and hereafter established or acquired, Company shall pay to Employee, and Employee hereby accepts compensation of One Hundred Fifty Thousand Dollars
($150,000.00) per annum, payable in the manner and at the times customary to the Company ("Base Compensation"). The amount of Base Compensation shall be reviewed by the Board on an annual basis as of the close of each fiscal year of the Company, and may be increased, but once increased shall not thereafter be decreased.

               (b) The Board may, in its discretion, and in addition to any incentive compensation plan adopted for the Company, award to Employee an annual bonus. Such bonus shall be paid in such amount and based upon such criteria as are from time to time adopted by the Board. Any such bonus will be payable at the end of Company fiscal year, but the first such eligibility will be for that fiscal period ending
August 29, 1987.

               5.        Additional Benefits.  In addition to the
Compensation provided for in Section 4. herein, Employee shall be entitled to receive:

            (a)     All employee fringe benefits in which
Employee was entitled to participate immediately prior to the Effective Date, subject to Company eligibility requirements for each of those benefits, including, without limitation, life insurance, and medical plans, and such other employee benefits as may be approved by the Board during the term of this Agreement. Nothing in this paragraph shall be deemed to prohibit Company making any changes in any of the plans, programs or benefits described in this Section 5., provided the change similarly affects all executives similarly situated.

            (b)     Reimbursement for all reasonably
incurred business related expenses provided that Employee accounts therefore in accordance with Company existing policies as modified from time to time.

          6.           Change of Control.  The occurrence of
any one or more of the following shall constitute an "Event" for purposes of Sections 7.b. and 8. hereof:

               (a)    An event that would be required to be
reported in response to Item 6(e) of Schedule 14A of Regula tion 14a promulgated under the Securities Exchange Act of 1934, as in effect on the date hereof, occurs; or

               (b) Any person (other than any person who as of the date hereof is the beneficial owner of ten percent (10%) or more of the Company's voting securities) or group of persons acting in concert becomes the beneficial owner of thirty percent (30%) or more of the Company's outstanding voting securities or securities convertible into such amount of voting securities; or

               (c) During any period of two (2) consecutive years following the execution of this Agreement, individuals who at the beginning of such period constitute the Board and any new director whose election by the Board or nomination for election by Company stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

               (d) The shareholders of Company approve a merger or consolidation of the Company with any other corporation, or the shareholders of Company approve a plan of complete liquidation of Company or an agreement for the sale or disposition by Company of all or substantially all of Company's assets, provided, however, that a merger or consolidation which would result in the voting securities of Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least eighty percent (80%) of the combined voting power of the voting securities of Company or such surviving entity outstanding immediately after such merger or consolidation shall not be deemed an Event.

               (e)    Termination.  This Agreement may be
terminated (a) by Employee's death, Disability or Retirement, (b) by Employee for Good Reason, or (c) by action of the Board for Cause.

               Disability; Retirement. If, as a result of Employee's incapacity due to physical or mental illness, Employee shall have been absent from the full-time performance of his duties with Company for twelve (12) consecutive months, and within thirty (30) days after written notice of termination is given Employee shall not have returned to the full-time performance of his duties, Employee's employment may be terminated for "Disability."
Employee shall also have the right to terminate this Agreement for Disability at any time, in the event that a licensed physician determines that Employee's health would be jeopardized by his continuing his employment hereunder.
Termination by Company or Employee of Employee's employment based on "Retirement" shall mean termination in accordance with Company's retirement policy, including early retire ment, generally applicable to its salaried employees or in accordance with any retirement arrangement established with Employee's consent with respect to him.

           (f) Good Reason. Employee shall be entitled to terminate his employment within one (1) year of an Event as defined at Section 6. for "Good Reason." "Good Reason" shall mean the material breach of any of Company's obligations under this Agreement, without Employee's express written consent, or the occurrence of any of the following circumstances unless such breach or circumstances are fully corrected prior to the Date of Termination specified in the Notice of Termination pursuant to subsection 7.e. and d., respectively:

             (1) An adverse alteration in the nature or status of Employee's responsibilities from those in effect as of the date hereof;

             (2) A reduction by Company in the Employee's annual Base Compensation as in effect on the date hereof or as the same may be increased from time to time;

             (3)  The relocation of Company's principal
executive offices to a location more than thirty (30) miles from the present location of such offices in the Los Angeles Metropolitan Area, or Company requiring Employee to be based anywhere other than Company's principal executive offices except for required travel on Company business to an extent substantially consistent with Employee's present business travel obligations;

             (4) The failure by Company to continue in effect any compensation plan in which Employee participates which is material to Employee's total compensation, including but not limited to those plans specified in Section 5.a. or any substitute plans adopted prior to an Event, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by Company to continue Employee's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of Employee's participation relative to other participants, as existed at the time of the Event; or

           (5)  Any purported termination of Employee's
employment which is not effected pursuant to a Notice of Termination (as defined below) satisfying the requirements of subsection d. below.

     (6) Employee's right to terminate his employment pursuant to this subsection b. shall not be affected by his incapacity due to physical or mental illness. Employee's continued employment shall not constitute consent to, or a waiver of rights with respect to, any circumstance constituting Good Reason hereunder.

          (g)    For Cause.  The Board may terminate
Employee's employment by action of the Board during the term of this Agreement For Cause, which shall mean the commission of acts of willful malfeasance resulting in material damage to the Company's business.

           (h)   Notice of Termination.  Any purported
termination of Employee's employment by Company or by Employee shall be communicated by written Notice of Termination to the other party hereto in accordance with
Section 11. hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Employee's employment under the provisions so indicated.

            (i) Date of Termination, etc. "Date of Termination" shall mean (i) if Employee's employment is terminated for Disability, thirty (30) days after Notice of Termination is given (provided that Employee shall not have returned to the full-time performance of his duties during such thirty (30) day period), and (ii) if Employee's employment is terminated pursuant to subsection b. or c. above or for any other reason (other than Disability) , the date specified in the Notice of Termination; provided that if within fifteen (15) days after any Notice of Termination is given, or if the Date of Termination is later, prior to the Date of Termination the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a binding arbitration award, or by a final judgment, or decree of a court of competent jurisdiction (which is not appealable or with respect to which the time for appeal therefrom has expired and no appeal has been perfected); provided, further, that the Date of Termination shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence. Notwithstanding the pendency of any such dispute, the Company will continue to pay Employee his full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, Base Compensation) and continue Employee as a participant in all compensation, benefit, and insurance plans in which he was participating when the notice giving rise to the dispute was given, until the dispute is finally resolved in accordance with this subsection, but in no event past the expiration date of this Agreement. Amounts paid under this subsection are in addition to all other amounts due under this Agreement and shall not be offset against or reduce any other amounts due under this Agreement.

          7. Compensation Upon Occurrence of an Event or Termination.

               (a) By Employee Upon Occurrence of an Event or for Good Reason. Upon termination by Employee as a result of the occurrence of an Event as described at Section 6. or for Good Reason as set forth at Section 7.b., Employee shall receive a lump sum amount (the "Termination Payment") in addition to any other compensation received hereunder or otherwise, equal to the sum of one year's Base Compensation as defined at Section 4. hereof and an amount equal to the most recently received year's bonus received by Employee multiplied by the number of complete and partial years remaining in the term of this Agreement, plus one, and:

     (1) All incentive compensation awards previously granted but not yet paid, including, without limitation, awards granted under the Company's Incentive Compensation
Plan or any successor plan, plus an amount equal to the amount of the highest incentive compensation award granted to Employee for any year during the two (2) calendar years immediately preceding the Date of Termination multiplied by the number of partial and whole calendar years remaining in the full unexpired term of this Agreement, plus

     (2) If and to the extent Employee so elects, an amount equal to (w) the number of shares of Common Stock of the Company subject to unexercised options held by Employee at the Date of Termination, plus the number of shares of Common Stock with respect to which stock appreciation rights, if any, not granted in tandem with stock options ("SARs") are held by Employee at the Date of Termination, multiplied by (x) the difference between the average exercise price of such options and SARs and the per share fair market value of the Common Stock, against surrender to the Company of all options and SARs relating to the Common Stock held by Employee at the Date of Termination and selected by him to be treated in accordance with this Sec tion. The per share fair market value of the Common Stock, for purposes of this provision, shall be the higher of (y) the closing sale price of the Common Stock as reported on the consolidated reporting system established pursuant to
Section 11(a) of the Securities Exchange Act of 1934, as amended, on the Effective Date or, if the Common Stock is not so reported, the closing sale price of the Common Stock on the principal exchange market for the Common Stock on the Effective Date or, if the principal market for the Common
Stock is not an exchange, the mean of closing high and low bid and asked prices for the Common Stock as reported on the automated quotation system of the National Association of Securities Dealers, Inc. or successor organization on the Effective Date, and (z) the highest consideration per share paid to Company stockholders in connection with the transactions which resulted in the Event constituting a Change in Control as described at Section 6.

     (3) For the full unexpired term of the Employment Period, the Company shall continue Employee's participation in each employee benefit plan (including, without limita tion, life insurance and medical plans) in which Employee was entitled to participate immediately prior to the Effective Date as if he continued to be employed by the Company hereunder, and any benefits arranged in accordance with subsection iv. hereof. If the terms of any benefit plan of the Company do not permit continued participation by Employee, the Company will arrange to provide to Employee benefits substantially equivalent to, as to time and amount, and no less favorable than, on an after-tax basis, the benefits he would have been entitled to receive under such plan if he had been continuously employed by the Company for the full unexpired term of the Employment Period.

     (4) Subsequent to the occurrence of an Event constituting a Change in Control, as defined at Section 6., the Company shall not eliminate, replace, or modify any plan referred to in subsection iii. hereof, including, without limitation, the Pension Plan, so as to eliminate or reduce any benefit which Employee would be entitled to receive under such plan as in effect immediately prior to such Change in Control if he were continuously employed by the Company for the full term of this Agreement, unless it arranges to provide to Employee benefits substantially equivalent as to time and amount and no less favorable on an after-tax basis than such benefits.

               (b) By Company or Employee for Disability Upon Retirement and by the Company for Good Cause. Upon termination of employment pursuant to the provisions of
Section 7.a. (Disability or Retirement) or 7.c. (For Good Cause), Employee shall receive an amount (the "Separation Payment") in addition to any other compensation received hereunder or otherwise, the following:

     (1) All incentive compensation awards previously granted but not yet paid, including, without limitation, awards granted under the Company's Incentive Compensation
Plan or any successor plan, plus

     (2) The compensation provided at Section 8.a.(ii) hereof with respect to stock options and SARs.

      (c) Mitigation. Employee shall not be required to mitigate the amount of any payment provided for in this Agreement or otherwise by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Agreement or otherwise be reduced by any compensation earned by Employee as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owing by Employee to Company, or otherwise.

          8. Assignability. The obligations of Employee hereunder are personal and may not be assigned or delegated by him or transferred in any manner whatsoever, nor are such obligations subject to involuntary alienation, assignment, or transfer. Company shall have the right to assign this Agreement and to delegate all rights, duties, and obligations hereunder, either in whole or in part, to any parent, affiliate, successor, or subsidiary organization or company of Company, so long as the obligations of Company under this Agreement remain the obligations of Company.

         9. Termination Payment Limitation. Notwithstanding anything contained herein to the contrary, any payment or benefit received or to be received by Employee in connection with an Event or the termination of Employee's employment, whether pursuant to this Agreement or otherwise ("Total
Payment") would not be deductible (in whole or in part) by the Company as a result of Section 280G of the Internal
Revenue Code of 1986, as amended (the "Code"), the Total
Payment shall be reduced until no portion of the Total
Payment is not deductible as a result of Section 280G of the Code. For purposes of its limitation (i) no portion of the Total Payment the receipt of enjoyment of which Employee shall have effectively waived in writing prior to the date of payment of the Termination Payment shall be taken into account, (ii) no portion of the Total Payment shall be taken into account which in the opinion of tax counsel selected by Company's independent auditors and acceptable to Employee does not constitute a "parachute payment" within the meaning of Section 280G of the Code, (iii) the Termination Payment shall be reduced only to the extent necessary so that the Total Payment (other than those referred to in clauses (i) or (ii)) in their entirety constitute reasonable compensation for services actually rendered within the meaning of Section 280G(b)(4) of the Code, in the opinion of the tax counsel referred to in clause (ii); and (iv) the value of any non-cash benefit or any deferred payment or benefit included in the Total Payment shall be determined by Company's independent auditors in accordance with the principles of Section 280G(d)(3) and (4) of the Code.

            10. Notice. For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the Company at its principal office address directed to the attention of the Board with a copy to the Secretary of the Company, and to Employee at Employee's residence address on the records of the Company or to such other address as either party may have furnished to the other in writing in accordance herewith except that notice of change of address shall be effective only upon receipt.

        11. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

         12.       Successors; Binding Agreement.

               (a) The Company will require any successor to all or substantially all of the business and/or assets of the Company (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to expressly assume and agree to perform this Agreement in the same manner and to the same extent that Company would be required to perform it if no such succession had taken place. Failure of Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle Employee to compensation from Company in the same amount and on the same terms as he would be entitled to hereunder if he terminated his employment for Good Reason, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in this Agreement, Company shall mean Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which executes and delivers the Agreement provided for in this
Section 13. or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.
This Agreement and all rights of Employee hereunder shall inure to the benefit of and be enforceable by Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees, and legatees. If Employee should die while any amounts would still have been payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Employee's devisee, legatee, or other designee, or, if there be not such designee, to Employee's estate.

         13. Miscellaneous. No provision of this Agreement may be modified, waived, or discharged unless such waiver, modification, or discharge is agreed to in a writing signed by Employee and such officer as may be specifically authorized by the Board. No Waiver by either party hereto at any time of any breach by the other party hereof of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.
No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. The validity, interpretation, construction, and performance of this Agreement shall be governed by the laws of the State of California. All references to sections of the Securities Exchange Act of 1934 or the Internal Revenue Code of 1986 shall be deemed also to refer to any successor provisions to such sections.
Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state, or local law.

14. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

15. Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Los Angeles, California in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that Employee shall be entitled to seek specific performance of his right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement. The Company shall reimburse Employee for all expenses, including, without limitation, attorney's, accountant's, actuary's, and other experts' fees, reasonably incurred by Employee at any time in connection with defending the validity of, enforcing his rights under, or recovering amounts due or damages under this Agreement.

          IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.

Company:                 FREDERICK'S OF HOLLYWOOD, INC.


                         By:    /s/ Hugh V. Hunter
                              Its Chairman of the
                              Compensation Committee


Employee:                    /s/ George W. Townson
                              George W. Townson


                        EXHIBIT "B"

         AMENDED AND RESTATED EMPLOYMENT AGREEMENT



PARTIES: FREDERICK'S OF HOLLYWOOD, INC., a Delaware corporation ("Company"), located at 6608 Hollywood
          Boulevard, Los Angeles, California 90028, and
          GEORGE W. TOWNSON ("Employee").

DATE:     Executed August 31, 1989

RECITALS:

     A. Employee is presently Chairman of the Board of Directors, President and Chief Executive Officer of the
Company.

     B. On July 30, 1987, the Company and Employee entered into an Employment Agreement with an initial two year term, renewable annually on an "evergreen" basis, unless the Board of Directors takes action not to renew not less than six months before termination.

     C. The parties wish to amend the July 30, 1987 agreement by execution of this Amended and Restated
Employment Agreement ("Agreement").

TERMS AND PROVISIONS:

     D. Employment. Company hereby employs Employee and Employee hereby accepts employment by Company on the terms and conditions hereinafter set forth.

     E. Term of Employment. Subject to the provisions for termination hereof, the term of this Agreement shall commence September 1, 1989 ("Effective Date") and shall terminate three (3) years from such date (the "Term"); provided, however, that the commencement date of the three (3) year term of this Agreement after the date hereof shall change each year on the first day of the Company's fiscal year to such date unless the Board of directors of Company ("the Board") takes affirmative action not less than six months before termination not to renew the Agreement.

     F. Employee's Duties. Employee is to be Chairman of the Board of Directors, President, Chief Executive Officer and General Manager of the Company, and his duties shall include those which he has heretofore performed as assigned to him by the Board including, but not limited to supervision over the business and affairs of the Company and its subsidiaries, and Employee shall report and be responsible only to the Board, and have powers and authority superior to those of any other officer or employees of the Company or any subsidiary thereof.
Employee shall devote his full time and effort thereto, provided, however, that Employee shall not be required to perform functions other than as described above.

     G.             Regular Compensation.

          A. Base Compensation. For all services rendered by Employee hereunder on behalf of Company and its subsidiaries and divisions, both presently existing and hereafter established or acquired, Company shall pay to Employee, and Employee hereby accepts compensation of Two Hundred Fifty
Thousand Dollars ($250,000) per annum, payable in the manner and at the times customary to the Company ("Base
Compensation"). The amount of Base Compensation shall be reviewed by the Board on an annual basis as of the close of each fiscal year of the Company, and may be increased, but once increased shall not thereafter be decreased.

          B. Annual Bonus. The Board shall, in addition to any other compensation provided for herein, award to Employee an annual bonus (the "Bonus") based upon the following criteria:

               a. The Bonus shall be an amount equal to not less than two percent (2%) of Company earnings before income taxes for any fiscal year in which Company achieves earnings before income taxes of at least 5.5% of sales, as reflected on its financial statements for the year then ended. It is understood that no bonus shall be due Employee if earnings before income taxes do not reach at least 5.5% of sales for the year then ended.

               b. The Bonus amount shall be increased by an amount equal to .25% of earnings for each additional .5% of earnings on sales before income taxes in excess of earnings of 5.5% of sales.
                         By way of example and assuming
sales of $80,000,000, the bonus shall be as follows:

                 Earnings as a   Bonus Amount
   Earnings      Percentage of       as a          Bonus
                     Sales       Percentage of    Dollars
                                   Earnings
   $4,400,000        5.5%            2.00%       $ 88,000
   $4,800,000        6.0%            2.25%        108,000

               c. For Bonus calculation purposes, the following shall be assumed: 5.49% to 5.98% = 5.5%, 5.99% to 6.48% =
6.0%; 6.49% to 6.98% = 6.5% and so on.

               d. Notwithstanding the foregoing, the Bonus payable with respect to any one fiscal year of the Company shall not exceed an amount equal to 5% of the Company's earnings before income taxes for such fiscal year.

               e. The Bonus shall accrue and be due Employee with respect to the end of Company's fiscal year and shall be payable not later than January 10 of the next succeeding calendar year. Employee shall be eligible for the Bonus with respect to the fiscal year ending September 2, 1989 and each fiscal year ending thereafter.

          C. Special Bonus. Without regard to the Bonus, if any, due Employee under the provisions of Section 4b(v) with respect to the Company's fiscal year ending September 2, 1989 and not as a part thereof, the Company shall, on January 2, 1990, pay to Employee a One Hundred Thousand
Dollar ($100,000,00) Special Bonus by way of extra compensation for services rendered and results achieved during fiscal 1989.

          D. Other Compensation Plans. Nothing contained in this Section 4 or otherwise in this Agreement shall limit to any degree Employee's right to participate in any other compensation or incentive compensation plan of the Company now or hereafter adopted with respect to which Employee is otherwise eligible, including, but not limited to those described at Section 5 hereof.

     H.             Additional Benefits.

          In addition to the compensation provided for in
Section 4 herein, Employee shall be entitled to receive:
          A.
          All employee fringe benefits in which
Employee was entitled to participate immediately prior to the Effective Date, subject to Company eligibility requirements for each of those benefits, including, without limitation, life insurance, and medical plans, and such other employee benefits as may be approved by the Board during the term of this Agreement. Nothing in this paragraph shall be deemed to prohibit Company making any changes in any of the plans, programs or benefits described in this Section 5, provided the change similarly affects all executives similarly situated.

          B. Reimbursement for all reasonably incurred business related expenses provided that Employee accounts therefore in accordance with Company existing policies as modified from time to time.

          C. Employee shall, during the term hereof, be entitled to the use of a new Mercedes Benz Model 420 SEL automobile or its equivalent ("Vehicle") to be replaced with a new Vehicle not less often than every three (3) years with all expenses paid by Employer.

     I. Change of Control. The occurrence of any one or more of the following shall constitute an "Event" for purposes of Sections 7.b and 8 hereof:

          A. An event that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14a promulgated under the Securities Exchange Act of 1934, as in effect on the date hereof, occurs; or

          B. Any person (other than any person who as of the date hereof is the beneficial owner of ten percent (10%) or more of the Company's voting securities) or group of persons acting in concert becomes the beneficial owner of thirty percent (30%) or more of the Company's outstanding voting securities or securities convertible into such amount of voting securities; or

          C. During any period of two (2) consecutive years following the execution of this Agreement, individuals who at the beginning of such period constitute the Board and any new director whose election by the Board or nomination for election by Company stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

          D. The shareholders of Company approve a merger or consolidation of the Company with any other corporation, or the shareholders of Company approve a plan of complete liquidation of Company or an agreement for the sale or disposition by Company of all or substantially all of Company's assets, provided, however, that a merger or consolidation which would result in the voting securities of Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least eighty percent (80%) of the combined voting power of the voting securities of Company or such surviving entity outstanding immediately after such merger or consolidation shall not be deemed an Event.

          E.        Notwithstanding the foregoing provisions of this
Section 6, the acquisition of any security of the Company by the trustee of any employee stock ownership plan of the Company ("ESOP") qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), or any similar tax qualified employee benefit plan now or hereafter authorized under the Code, shall not be deemed an "Event" for purposes of Sections 7.b and 8 hereof.

     J.             Termination.

          This Agreement may be terminated (a) by Employee's death, Disability or Retirement, (b) by Employee for Good
Reason, or (c) by action of the Board for Cause.

          A. Disability; Retirement. If, as a result of Employee's incapacity due to physical or mental illness, Employee shall have been absent from the full-time performance of his duties with Company for twelve (12) consecutive months, and within thirty (30) days after written notice of termination is given Employee shall not have returned to the full-time performance of his duties, Employee's employment may be terminated for "Disability". Employee shall also have the right to terminate this Agreement for Disability at any time, in the event that a licensed physician determines that Employee's health would be jeopardized by his continuing his employment hereunder. Termination by Company or Employee of Employee's employment based on "Retirement" shall mean termination in accordance with Company's retirement policy, including early retirement, generally applicable to its salaried employees or in accordance with any retirement arrangement established with Employee's consent with respect to him.
B.
          Good Reason. Employee shall be entitled to terminate his employment within one (1) year of an Event as defined at Section 6 or for "Good Reason". "Good Reason" shall mean the material breach of any of Company's obligations under this Agreement, without Employee's express written consent, or the occurrence of any of the following circumstances unless such breach or circumstances are fully corrected prior to the Date of Termination specified in the Notice of Termination pursuant to subsection 7e and d, respectively:

               a. An adverse alteration in the nature or status of Employee's responsibilities from those in effect as of the date hereof;

               b. Any attempted reduction by Company in the Employee's Compensation as reflected at Section 4 hereof, and in effect on the date hereof or as increased from time to time;

               c. The relocation of Company's principal executive offices to a location more than thirty (30) miles from the present location of such offices in the Los Angeles
Metropolitan Area, or Company requiring Employee to be based anywhere other than Company's principal executive offices except for required travel on company business to an extent substantially consistent with Employee's present business travel obligations;

               d. The failure by Company to continue in effect any compensation plan in which Employee participates which is material to Employee's total compensation, including but not limited to those plans specified in Section 5a or any substitute plans adopted prior to an Event, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by Company to continue Employee's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of Employee's participation relative to other participants, as existed at the time of the Event; or

               e. Any purported termination of Employee's employment which is not effected pursuant to a Notice of Termination (as defined below) satisfying the requirements of subsection d below.
f.
          Employee's right to terminate his employment pursuant to this subsection b shall not be affected by his incapacity due to physical or mental illness. Employee's continued employment shall not constitute consent to, or a waiver of rights with respect to, any circumstance constituting Good Reason hereunder.

          C. For Cause. The Board may terminate Employee's employment by action of the Board during the term of this Agreement For Cause, which shall mean the commission of acts of willful malfeasance resulting in material damage to the Company's business.

          D. Notice of Termination. Any purported termination of Employee's employment by Company or by Employee shall be communicated by Written Notice of Termination to the other party hereto in accordance with Section 11 hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Employee's employment under the provisions so indicated.

          E. Date of Termination, etc. "Date of Termination" shall mean (i) if Employee's employment is terminated for Disability, thirty (30) days after Notice of Termination is given (provided that Employee shall not have returned to the full-time performance of his duties during such thirty (30) day period), and (ii) if Employee's employment is terminated pursuant to subsection b or c, above, or for any other reason (other than Disability), the date specified in the Notice of Termination; provided that if within fifteen (15) days after any Notice of Termination is given, or if the Date of Termination is later, prior to the Date of Termination the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a binding arbitration award, or by a final judgment, or decree of a court of competent jurisdiction (which is not appealable or with respect to which the time for appeal therefrom has expired and no appeal has been perfected); provided, further, that the Date of Termination shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence. Notwithstanding the pendency of any such dispute, the Company will continue to pay Employee his full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, Base Compensation) and continue Employee as a participant in all compensation, benefit, and insurance plans in which he was participating when the notice giving rise to the dispute was given, until the dispute is finally resolved in accordance with this subsection, but in no event past the expiration date of this Agreement. Amounts paid under this subsection are in addition to all other amounts due under this Agreement and shall not be offset against or reduce any other amounts due under this Agreement.

     K.        Compensation Upon Occurrence of an Event or
                    Termination.

          A. By Employee Upon Occurrence of an Event or for Good Reason. Upon termination by Employee as a result of the occurrence of an Event as described at Section 6 or for Good Reason as set forth at Section 7b, Employee shall receive a lump sum amount (the "Termination Payment") in addition to any other compensation received hereunder or otherwise, equal to the sum of one year's Base Compensation as defined at Section 4a hereof and an amount equal to the most recently received Bonus as defined at Section 4b hereof received by Employee multiplied by the number of complete and partial years remaining in the term of this Agreement, plus one, and:

               a. All incentive compensation awards previously granted but not yet paid, including, without limitation, awards granted under the Company's Incentive Compensation
Plan or any successor plan, plus an amount equal to the amount of the highest incentive compensation award granted to Employee for any year during the three (3) calendar years immediately preceding the Date of Termination multiplied by the number of partial and whole calendar years remaining in the full unexpired term of this Agreement, plus

               b. If and to the extent Employee so elects, an amount equal to (w) the number of shares of Common Stock of the Company subject to unexercised options held by Employee at the Date of Termination, plus the number of shares of Common Stock with respect to which stock appreciation rights, if any, not granted in tandem with stock options
("SARs") are held by Employee at the Date of Termination, multiplied by (x) the difference between the average exercise price of such options and SARs and the per share fair market value of the Common Stock, against surrender to the Company of all options and SARs relating to the Common
Stock held by Employee at the Date of Termination and selected by him to be treated in accordance with this Section. The per share fair market value of the Common
Stock, for purposes of this provision, shall be the higher of (y) the closing sale price of the Common Stock as reported on the consolidated reporting system established pursuant to Section 11(a) of the Securities Exchange Act of 1934, as amended, on the Effective Date or, if the Common
Stock is not so reported, the closing sale price of the Common Stock on the principal exchange market for the Common
Stock on the Effective Date or, if the principal market for the Common Stock is not an exchange, the mean of closing high and low bid and asked prices for the Common Stock as reported on the automated quotation system of the National
Association of Securities Dealers, Inc. or successor organization on the Effective Date, and (z) the highest consideration per share paid to Company stockholders in connection with the transactions which resulted in the Event constituting a Change in Control as described at Section 6.

               c. For the full unexpired term of the Employment Period, the Company shall continue Employee's participation in each employee benefit plan (including, without limitation, life insurance and medical plans) in which Employee was entitled to participate immediately prior to the Effective Date as if he continued to be employed by the Company hereunder, and any benefits arranged in accordance with subsection (iv) hereof. If the terms of any benefit plan of the Company do not permit continued participation by Employee, the Company will arrange to provide to Employee benefits substantially equivalent to, as to time and amount, and no less favorable than, on an aftertax basis, the benefits he would have been entitled to receive under such plan if he had been continuously employed by the Company for the full unexpired term of the Employment Period.

               d. Subsequent to the occurrence of an Event constituting a Change in Control, as defined at Section 6, the Company shall not eliminate, replace, or modify any plan referred to in subsection (iii) hereof, including, without limitation, the Pension Plan, so as to eliminate or reduce any benefit which Employee would be entitled to receive under such plan as in effect immediately prior to such Change in Control if he were continuously employed by the Company for the full term of this Agreement, unless it arranges to provide to Employee benefits substantially equivalent as to time and amount and no less favorable on an after-tax basis than such benefits.

          B.    By Company or Employee for Disability
Upon Retirement and by the Company for Good Cause. Upon termination of employment pursuant to the provisions of
Section 7a (Disability or Retirement) or 7c (For Good
Cause), Employee shall receive an amount (the "Separation
Payment") in addition to any other compensation received hereunder or otherwise, the following:

               a. All incentive compensation awards previously granted but not yet paid, including, without limitation, awards granted under the Company's Incentive Compensation
Plan or any successor plan, plus

               b. The compensation provided at Section 8a(ii) hereof with respect to stock options and SARs.

          C. Mitigation. Employee shall not be required to mitigate the amount of any payment provided for in this Agreement or otherwise by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Agreement or otherwise be reduced by any compensation earned by Employee as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owing by Employee to Company, or otherwise.

     L.             Assignability.

          The obligations of the Employee hereunder are personal and may not be assigned or delegated by him or transferred in any manner whatsoever, nor are such obligations subject to involuntary alienation, assignment, or transfer, Company shall have the right to assign this Agreement and to delegate all rights, duties, and obligations hereunder, either in whole or in part, to any parent, affiliate, successor, or subsidiary organization or company of Company, so long as the obligations of Company under this Agreement remain the obligations of Company.

     M. Termination Payment Limitation. Notwith-standing anything contained herein to the contrary, if any payment or benefit received or to be received by Employee in connection with an Event or the termination of Employee's employment, whether pursuant to this Agreement or otherwise would as a result of the application of Section 280G of the Code be deemed an "excess parachute payment" under Code
Section 280G(b)(i) Employee shall, nevertheless, receive such payment or benefit in full and in the taxable year of Employee in which it would otherwise be payable by Company hereunder, less the amount of additional withholding required under Code Section 4999(c)(1) as a result of the imposition of the additional tax on Employee imposed under Code Section 4999(a) as a result of such "excess parachute payment" ("Excise Tax") and Company shall pay to Employee on or before January 10 of Employee's next succeeding taxable year the amount of any such Excise Tax and any other payment required so that he shall receive any payment of benefit hereunder as net income without deduction, credit or exception and without any reduction on account of any "Excise Tax" or other similar tax withheld, or otherwise due with respect thereto either federal, or California State which is imposed by way of a penalty or in addition to Employee's normal taxes on earned income.

     N.             Notice.
For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the Company at its principal office address directed to the attention of the Board with a copy to the Secretary of the Company, and to Employee at Employee's residence address on the records of the Company or to such other address as either party may have furnished to the other in writing in accordance herewith except that notice of change of address shall be effective only upon receipt.

     O.             Validity.

          The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

     P.             Successors; Binding Agreement.

          A. The Company will require any successor to all or substantially all of the business and/or assets of the Company (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to expressly assume and agree to perform this Agreement in the same manner and to the same extent that Company would be required to perform it if no such succession had taken place. Failure of Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle Employee to compensation from Company in the same amount and on the same terms as he would be entitled to hereunder if he terminated his employment for Good Reason, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in this Agreement, Company shall mean Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which executes and delivers the Agreement provided for in this
Section 13 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

          B. This Agreement and all rights of Employee hereunder shall inure to the benefit of and be enforceable by Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees, and legatees. If Employee should die while any amounts would still have been payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Employee's devisee, legatee, or other designee, or, if there be not such designee, to Employee's estate.

     Q.             Miscellaneous.

          No provision of this Agreement may be modified, waived, or discharged unless such waiver, modification, or discharge is agreed to in a writing signed by Employee and such officer as may be specifically authorized by the Board. No waiver by either party hereto at any time of any breach by the other party hereof, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. The validity, interpretation, construction, and performance of this Agreement shall be governed by the laws of the State of California. All references to sections of the Securities Exchange Act of 1934 or the Internal Revenue Code of 1986 shall be deemed also to refer to any successor provisions to such sections. Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state, or local law.

     R.             Counterparts.

          This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     S.  Arbitration.

          Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Los Angeles, California in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that Employee shall be entitled to seek specific performance of his right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement. The Company shall reimburse Employee for all expenses, including, without limitation, attorney's, accountant's, actuary's, and other experts' fees, reasonably incurred by Employee at any time in connection with defending the validity of, enforcing his rights under, or recovering amounts due or damages under this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.


Company:                      FREDERICK'S OF HOLLYWOOD, INC.



                              By   /s/ Hugh V. Hunter
                                   Its Chairman of the
                                   Compensation Committee



Employee:                          /s/ George W. Townson
                                   GEORGE W. TOWNSON

                        EXHIBIT "C"

          SECOND AMENDMENT TO EMPLOYMENT AGREEMENT


PARTIES: FREDERICK'S OF HOLLYWOOD, INC., a Delaware corporation ("Company"), located at 6608 Hollywood
          Boulevard, Los Angeles, CA 90028, and GEORGE W.
          TOWNSON ("Employee").

DATE:     Effective as of August 30, 1992.

RECITALS:

     T. Employee is presently Chairman of the Board of Directors, President and Chief Executive Officer of the
Company.

     U. On July 30, 1987, the Company and Employee entered into an employment agreement which was amended and restated August 31, 1989 (the "Agreement").

     V. The Agreement, as amended, provides for an initial three year term, renewable annually on an "evergreen" basis unless terminated by action of the Board not less than six months prior to termination. The Board has not taken action to terminate.

     W. The parties wish to change the term of the Agreement by this amendment to provide for an initial term of five years also renewable on an "evergreen" basis, as hereinabove described.

TERMS AND PROVISIONS: In consideration of the mutual promises contained herein and other valuable consideration receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

     1. Paragraph 2 "Term of Employment" is deleted and the following new paragraph is inserted in its place and stead:

               2.  Term of Employment.  Subject to
          the provisions for termination hereof,
          the term of this Agreement shall
          commence August 30, 1992 ("Effective
          Date") and shall terminate five (5)
          years from such date (the "Term");
          provided, however, that the commencement date of the five (5) year term of this Agreement after the date hereof shall change each year on the first day of the Company's fiscal year to such date unless the Board of Directors of the Company (the "Board") takes affirmative action not less than six months before termination not to renew the Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.


COMPANY:                      FREDERICK'S OF HOLLYWOOD, INC.


                              By  /s/ Hugh V. Hunter
                                   Chairman of the
                                   Compensation Committee


EMPLOYEE:                         /s/ George W. Townson
                                      GEORGE W. TOWNSON